UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2018

Miller/Howard High Income Equity Fund
(Exact name of registrant as specified in its charter)

Delaware	811-22553	47-2249013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Dixon Avenue, Woodstock, NY		12498
(Address of principal executive offices)		(Zip Code)

(845) 679-9166
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Miller/Howard High Income Equity Fund (NYSE: HIE) (the “Fund”) and its Adviser announce the following personnel changes:

Effective May 10, 2018, the Board of Trustees of the has elected Charles Atkins to serve as Chief Compliance Officer of the Trust replacing the prior Chief Compliance Officer.

Charles Atkins, CIPM, joined Miller/Howard in 2012 and has served as Director of Performance and Data Analytics and as an Equity Trader and Compliance Associate with responsibility for pre and post-trade compliance. Before joining Miller/Howard, Mr. Atkins served as a Compliance Officer and Branch Examiner at Prime Capital Services, a registered Broker/Dealer, from 2007 to 2012. Mr. Atkins attended the State University of New York Maritime College in Bronx, NY.

The information disclosed under this Item 5.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under Section 18 and shall not be deemed to be incorporated by reference into any filing of the Fund under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: May 11, 2018

Miller/Howard High Income Equity Fund

By: /s/Lowell G. Miller
Lowell G. Miller, President